Exhibit 10.2

DOUYU INTERNATIONAL HOLDINGS LIMITED

2019 SHARE INCENTIVE PLAN

Section 1.  Purpose.

The purpose of the DouYu International Holdings Limited (“Company”) 2019 Share Incentive Plan (“2019 Plan”) is to enhance the ability of Company to attract and retain exceptionally qualified individuals and to encourage them to acquire a proprietary interest in the growth and performance of the Company.

Section 2. Structure.

Each Award (as defined below) granted by the Company pursuant to the terms of this 2019 Plan, shall be granted to each participant, and the corresponding Shares issuable upon the exercise of such Award (the “Award Shares”) shall be issued to the participants or an entity designated by the participants.

Section 3.  Definitions.

As used in this 2019 Plan and any Award Agreement (as defined below), the following terms shall have the meanings set forth below:

(a)        “2019 Plan” shall mean this share incentive plan, as amended from time to time.

(b)        “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Administrator.

(c)        “Applicable Laws” shall mean all laws, statutes, regulations, ordinances, rules or governmental requirements that are applicable to this 2019 Plan or any Award granted pursuant to this 2019 Plan, including but not limited to applicable laws of the People’s Republic of China (“PRC”), the United States and the Cayman Islands, and the rules and requirements of any applicable securities exchange.

(d)        “Award” shall mean any Option, award of Restricted Share, Restricted Share Unit or Other Share-Based Award granted under this 2019 Plan.

(e)        “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under this 2019 Plan.

(f)        “Board” shall mean the board of directors of the Company.

(g)        “Cause” shall mean an act or acts on the part of the Participant constituting (i) indictment or conviction for, or confession of, a felony or any crime involving moral turpitude under the laws of the United States or any State thereof, or under the laws of China or Hong Kong; (ii) engagement in conduct constituting larceny, theft, embezzlement, fraud, dishonesty, conversion or any other act involving the misappropriation of Company funds and/or assets; (iii) deliberate disregard of the rules or policies of the Company or any of its direct or indirect subsidiaries which results in material loss, damage or injury to the Company or any of its direct or indirect subsidiaries, whether directly or indirectly; (iv) the willful or prolonged absence from work (other than due to disability); (v) the willful refusal or failure to carry out specific directions of the management or the Company, or perform the Participant’s duties and responsibilities hereunder; (vi) the Participant’s committing any act of gross negligence or intentional misconduct in the performance or nonperformance of his duties as an Employee or Consultant of the Company; (vii) habitual drug or alcohol abuse which impairs the Participant’s ability to perform his duties or (viii) any material breach by the Participant of any provision of any agreement with the Company or any of its direct or indirect subsidiaries and any non-competition, non-solicitation, confidential information and work product agreement between the Participant and the Company or any of its direct or indirect subsidiaries; and (ix) (if so determined by the Board in its absolute discretion) on any other ground on which the Company would be entitled to terminate his employment or office summarily under a Competing Circumstance (as defined below), at common law or pursuant to any applicable laws or under the Participant’s service contract.

Notwithstanding the foregoing, a resolution of the Board to the effect that the employment or office of a Participant has or has not been terminated on one or more of the grounds specified herein shall be conclusive.

(h)        “Change in Control” shall mean the consummation of any of the following transactions:

(i)    The sale of all or substantially all of the Company’s assets;

(ii)    The merger of the Company with or into another corporation in which securities possessing more than 50% of the total combined voting power of the Company are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

(iii)    The acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities of the Company representing more than 50% of the total combined voting power of the Company’s then outstanding securities. For purposes of this paragraph, the term “person” shall not include: (1) a trustee of other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate; or (2) corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Ordinary Shares.

A transaction shall not constitute a Change in Control if its sole purpose is to change the place of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

(i)         “Code” shall mean the Internal Revenue Code of 1986 of the United States, as amended.

(j)        “Committee” shall mean a compensation committee of the Board designated by the Board to administer this 2019 Plan. In the absence of any compensation committee or any other related designation by the Board, the Board shall assume all of the powers and responsibilities under this 2019 Plan.

(k)        “Company” shall mean DouYu International Holdings Limited, a company incorporated under the laws of the Cayman Islands, together with any successor thereto.

(l)         “Competing Circumstance” shall mean that the Participant is involved in any of either of the following situations: (i) the Participant becomes a shareholder, director, employee, consultant or partner of any competitor of the Company; or (ii) the Participant is involved in any actions which may place a competitor in an advantageous position.

(m)      “Consultant” shall mean any individual, including an advisor, who is engaged by the Company or an Affiliate to render services and is compensated for such services, and any director of the Company whether or not compensated for such services.

(n)        “Discharge” shall mean that the relationship between the Participant and the Company or an Affiliate, whether it is employment or consultancy, is terminated due to economic layoffs or restructuring of the Company or an Affiliate, as the case may be.

(o)        “Effective Date” shall mean the date as of which the 2019 Plan is approved by the Board.

(p)        “Fair Market Value” shall mean (i) with respect to Shares, the closing price of a Share as stated in the daily quotations sheet of the relevant stock exchange on which the Shares are traded, or if Shares are not so traded, the fair market value of a Share as determined by such methods or procedures as shall be established from time to time by the Administrator, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Administrator.

(q)        “Option” shall mean an option granted under Section 7 hereof.

(r)         “Other Share-Based Award” shall mean a right granted under Section 9 hereof.

(s)        “Participant” shall mean an individual granted an Award under this 2019 Plan.

(t)         “Qualified IPO” shall mean a firm commitment underwritten public offering of the ordinary shares of the Company (or depositary receipts or depositary shares thereof) in the United States on the New York Stock Exchange or the Nasdaq Global Market pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, or on Hong Kong Stock Exchange, Shanghai Stock Exchange, Shenzhen Stock Exchange or another internationally recognized stock exchange approved by Nectarine Investment Limited or its permitted assigns and successors, in any case, with the valuation of the Company being not less than US$3,000,000,000 and the proceeds of the offering being not less than US$300,000,000; provided that the definition of the “Qualified IPO” may be amended or revised by the holders of more than fifty percent (50%) of the voting power of the then issued outstanding Series E Preferred Shares (voting together as a single class and calculated on as-converted basis) (the “Majority Holders”) and any other shareholder shall, and shall cause the Director(s) appointed by such shareholder to, vote for such amendment or revision made by the Majority Holders.

(u)        “Restricted Share” shall mean any Share granted under Section 8 hereof.

(v)        “Restricted Share Unit” shall mean a contractual right granted under Section 8 hereof that is denominated in Shares, each of which represents a right to receive the value of a Share (or a percentage of such value, which percentage may be higher than 100%) upon the terms and conditions set forth in this 2019 Plan and the applicable Award Agreement.

(w)       “Shares” shall mean ordinary shares of the Company, par value $0.0001 per share (including any securities representing the Shares).

(x)        “Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding Awards previously granted by, or held by the employees of, a company or other entity or business acquired (directly or indirectly) by the Company or with which the Company combines.

(y)        “Termination of Service” means, in the case of a Participant who is an employee of the Company or an Affiliate, cessation of the employment relationship such that the Participant is no longer an employee of the Company or Affiliate, or, in the case of a Participant who is an independent contractor or other service provider, the date the performance of services for the Company or an Affiliate has ended; provided, however, that in the case of an employee, the transfer of employment from the Company to an Affiliate, from an Affiliate to the Company, from one Affiliate to another Affiliate or, unless the Administrator determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or an Affiliate as a Director of the Board or an independent contractor shall not be deemed a cessation of service that would constitute a Termination of Service; provided, further, that a Termination of Service will be deemed to occur for a Participant employed by an Affiliate when an Affiliate ceases to be an Affiliate unless such Participant’s employment continues with the Company or another Affiliate.

Section 4.  Eligibility.

(a)        Employees, directors and officers (each, an “Employee”) and the Consultants of the Company or an Affiliate are eligible to participate in this 2019 Plan. An Employee or Consultant who has been granted an Award may, if he or she is otherwise eligible, be granted additional Awards; provided, however, that the aggregate amount of Award(s) to be granted to any Participant under this 2019 Plan shall not exceed 1% of the maximum aggregate number of Shares that may be issued pursuant to all Awards as set forth in Section 6(a) hereof.

(b)        An individual who has agreed to accept employment by, or to provide services to, the Company or an Affiliate shall be deemed to be eligible for Awards hereunder as of the date of such agreement.

Section 5.  Administration.

(a)        Before the Company’s Qualified IPO, this 2019 Plan shall be administered by the Board or individuals authorized by the Board. After the Company’s Qualified IPO, this 2019 Plan shall be administered by the Committee formed in accordance with applicable stock exchange rules, unless otherwise determined by the Board. The term “Administrator” shall refer to the Board or individuals authorized by the Board, or the Committee, as applicable. The Administrator may delegate its duties and powers under this 2019 Plan in whole or in part to a person or committee designated by it.

(b)        Subject to the terms of this 2019 Plan and Applicable Laws, including (i) the maximum aggregate amount of Award(s) to be granted to any Participant as set forth in Section 4(a) hereof; and (ii) the maximum aggregate number of Shares that may be issued pursuant to all Awards as set forth in Section 6(a) hereof, the Administrator shall have full power and authority to:

(1) designate Participants;

(2) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under this 2019 Plan;

(3) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards;

(4) determine the terms and conditions of any Award;

(5) determine whether, when, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, any vesting acceleration or waiver of forfeiture or repurchase restrictions and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;

(6) determine whether, when, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under this 2019 Plan shall be deferred either automatically or at the election of the holder thereof or of the Administrator;

(7) interpret and administer this 2019 Plan and any instrument or agreement relating to, or Award made under, this 2019 Plan;

(8) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of this 2019 Plan;

(9) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of this 2019 Plan; and

(10) determine the Fair Market Value of the Shares as needed;

(c)        All decisions of the Administrator shall be final, conclusive and binding upon all persons, including the Company, the shareholders of the Company and the Participants and their beneficiaries.

Section 6.  Shares Available for Awards.

(a)        Subject to adjustment as provided below, the maximum aggregate number of Shares that may be issued pursuant to all Awards shall not exceed

10% of the total number of Shares of the Company issued and outstanding immediately after 30 days of the date of the Qualified IPO.

(b)        If, after the Effective Date of this 2019 Plan, any Shares covered by an Award, or to which such an Award relates, are forfeited, cancelled or if such an Award otherwise terminates without the issue or transfer of Shares or delivery of other consideration, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under this 2019 Plan.

(c)        In the event that any Option or other Award granted hereunder (other than a Substitute Award) is exercised through the issue or transfer of Shares, and the withholding tax liabilities arising from the exercise of such Option or Award are satisfied by certain number of Shares withheld by the Company which are otherwise issuable to a Participant under an Award (such number of Shares withheld for issuance to be determined by the Company with reference to the Fair Market Value equal to the sum of the tax liabilities required to be withheld), the number of Shares available for Awards under this 2019 Plan shall be increased by the number of Shares withheld by the Company which are otherwise issuable.

(d)        In the event that the Administrator shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this 2019 Plan, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the grant, purchase or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, and (iv) the minimum number of Shares which may be purchased by the holder of an outstanding Award at any one time; provided, however, that such adjustment shall be subject to the terms of this 2019 Plan and Applicable Laws, including (x) the maximum aggregate amount of Award(s) to be granted to any Participant as set forth in Section 4(a) hereof; and (y) the maximum aggregate number of Shares that may be issued pursuant to all Awards as set forth in Section 6(a) hereof, and (z) the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(e)        Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for issuance under this 2019 Plan.

Section 7.  Options.

The Administrator is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of this 2019 Plan, as the Administrator shall determine and set forth in the Award Agreement:

(a)        The purchase price per Share under an Option shall be determined by the Administrator.

(b)        The term of each Option shall be fixed by the Administrator.

(c)        The Administrator shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

Section 8.  Restricted Shares and Restricted Share Units.

(a)        The Administrator is hereby authorized to grant Awards of Restricted Shares and Restricted Share Units to Participants.

(b)        Restricted Shares and Restricted Share Units shall be subject to such restrictions as the Administrator may impose (including, without limitation, any limitation on the right to vote a Restricted Share or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Administrator may deem appropriate.

(a)        Any Restricted Share granted under this 2019 Plan may be evidenced in such manner as the Administrator may deem appropriate including, without limitation, book-entry registration, in the case of (i) creation of a new class of shares or (ii) amendment of the Memorandum and/or Articles of Association of the Company, each of (i) and (ii) shall be subject to the approval required under the Memorandum and/or Articles of Association of the Company.

Section 9.  Other Share-Based Awards.

The Administrator is hereby authorized to grant to Participants such other Awards (including, without limitation, share appreciation rights and rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Administrator to be consistent with the purposes of this 2019 Plan.  Subject to the terms of this 2019 Plan, the Administrator shall determine the terms and conditions of such Awards.  Shares or other securities delivered pursuant to a purchase right granted under this Section 9 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, as the Administrator shall determine.

Section 10.  General Provisions Applicable to Awards.

(a)        All Awards shall be evidenced by an Award Agreement between the Company and each Participant.

(b)        Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by Applicable Laws.

(c)        Awards may, in the discretion of the Administrator, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company.  Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(d)        Subject to the terms of this 2019 Plan, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form or forms as the Administrator shall determine including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Administrator.  Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(e)        Unless the Administrator shall otherwise determine, no Award and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Administrator, a Participant may, in the manner established by the Administrator, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant.  Each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under Applicable Laws, by the Participant’s guardian or legal representative.  No Award and no right under any such Award, may be pledged, charged, mortgaged, alienated, attached, or otherwise encumbered, and any purported pledge, charge, mortgage, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company.  The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(f)        All Shares or other securities issued or transferred under this 2019 Plan pursuant to any Award or the exercise, sale, transfer and disposition thereof shall be subject to such stop transfer orders and other transfer or conversion restrictions as the Administrator may deem advisable under this 2019 Plan or the rules, regulations and other requirements of the United States Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, any Applicable Laws, and any arrangement to be entered into by the Company with any depositary bank and/or underwriters, and the Administrator may make appropriate reference to such restrictions, including inclusion of a legend or legends where necessary.

(g)        No Shares shall be issued or transferred under the 2019 Plan to any Participant until such Participant has made arrangements acceptable to the Administrator for the satisfaction of any income and employment tax withholding obligations under Applicable Laws. The Company or any of its subsidiaries shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or its subsidiaries, an amount sufficient to satisfy all applicable taxes (including the Participant’s payroll tax obligations) required or permitted by Applicable Laws to be withheld with respect to any taxable event concerning a Participant arising as a result of the 2019 Plan. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sum required to be withheld. Notwithstanding any other provision of the 2019 Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award after such Shares were acquired by the Participant from the Company) in order to satisfy any income and payroll tax liabilities applicable to the Participant with respect to the issuance, vesting, exercise or payment of the Award shall, unless specifically approved by the Administrator, be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for the applicable income and payroll tax purposes that are applicable to such supplemental taxable income.

Section 11.  Amendment and Termination.

(a)        Except to the extent prohibited by Applicable Laws and subject to the terms and conditions otherwise expressly provided in an Award Agreement or in this 2019 Plan, including (i) the maximum aggregate amount of Award(s)

to be granted to any Participant as set forth in Section 4(a) hereof; and (ii) the maximum aggregate number of Shares that may be issued pursuant to all Awards as set forth in Section 6(a) hereof, the maximum aggregate number of Shares that may be issued pursuant to all Awards as set forth in Section 6(a) hereof, the Administrator may amend, alter, suspend, discontinue or terminate this 2019 Plan, or any Award Agreement hereunder or any portion hereof or thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (x) required approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Administrator deems it necessary or desirable to qualify or comply and (y) with respect to any Award Agreement, the consent of the affected Participant, if such action, as reasonably determined by the Administrator, would materially and adversely affect the rights of such Participant under any outstanding Award.

(b)        The Administrator may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award; provided, however, that no such action shall, as reasonably determined by the Administrator, materially and adversely affect the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under this 2019 Plan; and provided further that, except as provided in Section 6(e) hereof, no such action shall reduce the exercise price of any Option established at the time of grant thereof.

(c)        The Administrator shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 6(e) hereof affecting the Company, the financial statements of the Company or changes in Applicable Laws or accounting principles); whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this 2019 Plan.

(d)        Subject to Section 6(e), any provision of this 2019 Plan or any Award Agreement to the contrary notwithstanding, with the affected Participant’s consent, the Administrator may cause any Award granted hereunder to be canceled or repurchased in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled or repurchased Award as of the time of the cancellation or repurchase.

(e)        The Administrator may correct any defect, supply any omission or reconcile any inconsistency in this 2019 Plan or any Award in the manner and to the extent it shall deem desirable to carry this 2019 Plan into effect.

Section 12.   Withholding Taxes.  Subject to Section 10(g), the exercise of each Award granted under this 2019 Plan shall be subject to the condition that, if at any time, the Administrator shall determine that the satisfaction of withholding tax is necessary or desirable in respect of such exercise, such exercise shall not be effective unless such withholding has been effected to the satisfaction of the Administrator. In such circumstances, the Administrator may require the exercising Participant to pay to the Company, in addition to and in the same manner as the Exercise Price for the Award Shares, such amount as the Company or any Affiliate is obliged to remit to the relevant taxing authority in respect of the exercise of the Awards. Alternatively, the Administrator may direct the Company or an Affiliate thereof to withhold the appropriate amount of tax from the applicable Participant’s salary in connection with a requested exercise.  Any such additional payment shall be due no later than the date as of which any amount with respect to the Award exercised first becomes includable in the gross income of the exercising Participant for tax purposes.

Section 13.  Effect of Termination of Service or a Change in Control.

(a)        The Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited, including by way of repurchase by the Company, in the event of a Participant’s Termination of Service prior to the vesting, exercise or settlement of such Award.

(b)        The Administrator may set forth the treatment of an Award upon Termination of Service or a Change of Control in the applicable Award Agreement.

(c)        In the event that the Company is a party to a Change in Control, or upon a merger or consolidation involving the Company or any other event with respect to which the Administrator deems it appropriate, in all cases without the consent of the Participant, the Administrator may cause the Award to be:

(i)        assumed by the surviving corporation or its parent;

(ii)       continued by the Company if it is the surviving corporation;

(iii)      accelerated to become vested and exercisable, in full or in part, as the Administrator deems appropriate;

(iv)      cancelled with or without consideration; or

(v)       exchanged or replaced with a substitute award, in each case with or without additional consideration.

(d)        To the extent not previously exercised, vested or settled, the Awards shall terminate immediately prior to the dissolution or liquidation of the Company.

Section 14  Miscellaneous.

(a)        No employee, independent contractor, Participant or other person shall have any claim to be granted any Award under this 2019 Plan, and there is no obligation for uniformity of treatment of employees, independent contractors, Participants or holders or beneficiaries of Awards under this 2019 Plan.  The terms and conditions of Awards need not be the same with respect to each recipient.

(b)        Nothing contained in this 2019 Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(c)        The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate.  Further, the Company or the applicable Affiliate may at any time dismiss a Participant from employment or terminate the services of an independent contractor, free from any liability or any claim under this 2019 Plan, unless otherwise expressly provided in this 2019 Plan or in any Award Agreement or in any other agreement binding the parties.

(d)        If any provision of this 2019 Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify this 2019 Plan or any Award under any Applicable Laws, such provision shall (to the fullest extent permitted by Applicable Laws) be construed or deemed amended to conform to Applicable Laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this 2019 Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of this 2019 Plan and any such Award shall remain in full force and effect.

(e)        Awards payable under this 2019 Plan shall be payable in Shares or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards.  No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Shares, except as expressly otherwise provided) of the Company or one of its subsidiaries by reason of any award hereunder.

(f)        Neither this 2019 Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant.  To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(g)        No fractional Shares shall be issued or transferred pursuant to this 2019 Plan or any Award, and the Administrator shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(h)        To the extent that the Administrator determines that any Award granted under this 2019 Plan is or may become subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, this 2019 Plan and the Award Agreements shall be interpreted in accordance with Section 409A of the Code and the U.S. Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulation or other guidance that may be issued after the Effective Date. Notwithstanding any provision of this 2019 Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the 2019 Plan and the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (x) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (y) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance.

(i)         This 2019 Plan shall be submitted to the competent foreign exchange regulatory authority and tax authority of the PRC for registration if Applicable Laws require, and shall be implemented in accordance with the applicable rules of these authorities with respect to Participants who are PRC residents.

(j)         In order to assure the viability of Awards granted to Participants employed in various jurisdictions, the Administrator may, in its sole discretion, provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom applicable in the jurisdiction in which the Participant resides or is employed.  Moreover, the Administrator may approve such supplements to, amendments, restatements or alternative versions of this 2019 Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this 2019 Plan as in effect for any other purpose; provided, however, that no such supplements, restatements or alternative versions shall increase the share limitations contained in Section 6 hereof.  Notwithstanding the foregoing, the

Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Laws.

(k)        The Company shall not be obligated to grant any Awards, permit the exercise of any Awards, issue any Award Shares upon the exercise of any Awards, make any payments or take any other action pursuant to this 2019 Plan if, in the opinion of the Administrator, such action would conflict or be inconsistent with any Applicable Law, the Company’s trading policies or would result in any delay or other issues in connection with an Qualified IPO, and the Administrator reserves the right to refuse to take such action for so long as such conflict or inconsistency or issue remains outstanding.

(l)         The Company shall maintain a register of Awards granted to the Participants and Award Shares issued to the Participants or an entity designated by the Participants, including the dates of grant of such Awards and the exercise of such Awards and any other details as the Administrator may deem appropriate.

(m)      This 2019 Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the Cayman Islands.

Section 15.  Effective Date of 2019 Plan.

This 2019 Plan shall be effective as of the Effective Date.

Section 16.  Term of 2019 Plan.

No Award shall be granted under this 2019 Plan after the 10-year anniversary of the Effective Date.